EXHIBIT 10.9

AMENDMENT NO. 1 TO THE
WENDY’S/ARBY’S GROUP, INC.
2009 DIRECTORS’ DEFERRED COMPENSATION PLAN

WHEREAS, the Board of Directors (the “Board”) of Wendy’s/Arby’s Group, Inc. (the “Company”) adopted the 2009 Directors’ Deferred Compensation Plan (the “Plan”) effective as of May 28, 2009 to permit non-management directors of the Company to defer their cash compensation and restricted stock awards for their service as directors; and

WHEREAS, the Board reserves the right to amend the Plan pursuant to Article IX of the Plan; and

WHEREAS, the Board wishes to amend the Plan to reflect the adoption of the Company’s 2010 Omnibus Award Plan at the Company’s Annual Meeting of Stockholders on May 27, 2010 and the issuance of no further awards under the Company’s Amended and Restated 2002 Equity Participation Plan after that date; and

WHEREAS, the Company wishes to provide non-management directors with a special election to defer the Restricted Shares to be awarded to such non-management directors in connection with the 2010 Annual Meeting;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 27, 2010:

1. The last sentence of Section 1.01 of the Plan is amended to read as follows:

“The Plan is authorized pursuant to the Company’s 2010 Omnibus Award Plan, including, but not limited to, Sections 4, 9 and 14 of the Company’s 2010 Omnibus Award Plan.”

2. All references to the “2002 Plan” are hereby changed to the “2010 Plan”, and each reference to the “Company’s Amended and Restated 2002 Equity Participation Plan” or “the Company’s 2002 Equity Participation Plan” is hereby deleted and in its place a reference to “the Company’s 2010 Omnibus Award Plan” is substituted.

3. Section 4.02 is amended by adding the following Section 4.02(c):

“      (c)           Notwithstanding the foregoing, subsequent to the Initial Election by a Participant provided for in Section 4.01, a Participant may until May 27, 2010 make an election to defer Restricted Shares to be awarded in connection with the Company’s 2010 Annual Meeting of Stockholders (the “2010 Restricted Stock Award”).  With respect to a Participant who takes advantage of the election provided for in the immediately preceding sentence, vesting upon the Participant’s total and permanent disability under Section 7.02 of the

Plan shall only occur if such disability qualifies as a “disability” within the meaning of Section 409A (a “409A Disability”) and vesting upon a Change in Control shall only occur with respect to a Change in Control that qualifies as a “a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Section 409A (a “409A Change in Control”).  If the Participant dies or has a 409A Disability, or there is a 409A Change in Control before May 27, 2011, the deferral election provided for in the immediately preceding sentence will not be given effect.  This Section 4.02(c) is intended to comply with Treasury Regulations Section 1.409A-2(a)(5).”
IN WITNESS WHEREOF, this Amendment has been duly executed by the Company as of the date set forth below.

WENDY’S/ARBY’S GROUP, INC.

By: /s/ Nils H. Okeson
       Nils H. Okeson
       SVP, General Counsel & Secretary

Dated: May 27, 2010